Exhibit 1

POSTING AGREEMENT

______10/23/2019________[Date Signed]

StartEngine Primary LLC

8687 Melrose Ave 7th Floor - Green

Los Angeles, CA 90069

Dear Ladies and Gentlemen:

Jet Token Inc. a Delaware Corporation located at 10845 Griffith Peak Dr., Suite 200, Las Vegas, NV 89135 (the “Company”), proposes, subject to the terms and conditions contained in this Posting Agreement (this “Agreement”), to issue and sell shares of its Reg A Non-Voting Preferred Shares, $0.30 par value per share (the “Shares”) to investors (collectively, the “Investors”) in a public offering (the “Offering”) on the online website provided by StartEngine Crowdfunding, Inc. (the “Platform”) pursuant to Regulation A through StartEngine Primary LLC ( “StartEngine”), acting on a best efforts basis only, in connection with such sales. The Shares are more fully described in the Offering Statement (as hereinafter defined). The Minimum Amount to be raised in the Offering (the “Minimum Amount”) is $1.00.

The Company hereby confirms its agreement with StartEngine concerning the purchase and sale of the Shares, as follows:

1. ENGAGEMENT. Company hereby engages StartEngine to provide the services set out herein upon the subject to the terms and conditions set out in this Agreement, Terms of Use (“Platform Terms”), and Privacy Policy; each of which is hereby incorporated into this Agreement. Company has read and agreed to the Terms of Use and Company understands that this Posting Agreement governs Company’s use of the Site and the Services. Terms not defined herein are as defined in Platform Terms.

2. SERVICES AND FEES.

●	OFFERING SERVICE: Company agrees that StartEngine shall provide the services below for a fee of $10,000 paid prior to StartEngine commencing the services:

●	Coordinate the SEC Filings with Company Counsel

●	Compliance Review: review Company’s Offering details and Offering documents for regulatory compliance.

Any portion of this amount not expended and accounted for shall be returned to Company.

●	OTHER SERVICES:

●	Campaign Page Design: design, build, and create Company’s campaign page.

●	Support: provide Company with dedicated account manager and marketing consulting services.

●	Standard Purchase (Subscription) Agreement: provision of a standard purchase agreement to execute between Company and Investors, which may be used at Company’s option.

●	Multiple Withdrawals (Disbursements): money transfers to Company after the campaign has surpassed its Minimum Amount.

●	FINRA fees reimbursement paid prior to filing form 5110.

●	DISTRIBUTION: As compensation for the services provided hereunder by StartEngine Primary, Company shall pay to StartEngine at each closing of the Offering a fee consisting of the following:

●	7% commission based on the dollar amount received from investors for ACH and Wire Payments*.

●	5% commission paid in warrants for Shares with the same terms as the Offering.

The fee shall be paid in cash upon disbursement of funds from escrow at the time of each closing. Payment will be made to StartEngine directly from the escrow account maintained for the Offering. The Company acknowledges that StartEngine is responsible for providing instructions to the escrow agent for distribution of funds held pending completion or termination of the Offering.

The fee does not include the Platform, PrimeTrust and Fund America fees which includes escrow fees transaction fees and cash management fee to be negotiated directly with PrimeTrust or EDGARization services or any services other than set out above.

3. DEPOSIT HOLD. Company agrees that 6% of the total funds received into escrow will be held back as a deposit hold in case of any ACH refunds or credit card chargebacks. The hold will remain in effect for 180 days following the close of the Offering. 60 days months after the close of the Offering, 4% of the deposit hold will be released to the Company. The remaining 2% will be held for the final 120 days of the deposit hold. After such further 120 days, the remaining 2% will be released to the Company.

4. SECURE SERVICE AND CREDIT CARD FEES. Company agrees to engage StartEngine Secure LLC as transfer agent for the Securitiespursuant to a separate agreement. Company agrees that fees payable to Vantiv, LLC with respect to the use of credit cards to purchase the Securities are for the account of the Company and to reimburse StartEngine Crowdfunding Inc. for any such fees incurred, upon each closing held with respect to the Offering detailed in the Credit Card Services Agreement.

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5. DELIVERY AND PAYMENT.

(a)           On or after the date of this Agreement, the Company and Prime Trust, LLC (the “Escrow Agent”) will enter into an Escrow Agreement substantially in the form included as an exhibit to the Offering Statement (the “Escrow Agreement”), pursuant to which escrow accounts will be established, at the Company’s expense (the “Escrow Accounts”).

(b)           Prior to the initial Closing Date (as hereinafter defined) of the Offering or, as applicable, any subsequent Closing Date, (i) each Investor will execute and deliver a Subscription Agreement (each, an “Investor Subscription Agreement”) to the Company through the facilities of the Platform; (ii) each Investor will transfer to the Escrow Account funds in an amount equal to the price per Share as shown on the cover page of the Final Offering Circular (as hereinafter defined) multiplied by the number of Shares subscribed by such Investor and as adjusted by any discounts or bonuses applicable to certain Investors; (iii) subscription funds received from any Investor will be promptly transmitted to the Escrow Accounts in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iv) the Escrow Agent will notify the Company and StartEngine in writing as to the balance of the collected funds in the Escrow Accounts.

(c)           Provided that the Minimum Amount has been received into escrow, If the Escrow Agent shall have received written notice from StartEngine on or before 9 a.m. Pacific time on such o date(s) as may be agreed upon by the Company and StartEngine (each such date, a “Closing Date”), the Escrow Agent will release the balance of the Escrow Accounts for collection by the Company and StartEngine as provided in the Escrow Agreement and the Company shall deliver the Shares purchased on such Closing Date to the Investors, which delivery may be made via book entry with the Company’s securities registrar and transfer agent, [StartEngine Secure, LLC] (the “Transfer Agent”). The initial closing (the “Closing”) and any subsequent closing (each, a “Subsequent Closing”) shall be effected through the Platform. All actions taken at the Closing shall be deemed to have occurred simultaneously on the date of the Closing and all actions taken at any Subsequent Closing shall be deemed to have occurred simultaneously on the date of any such Subsequent Closing.

(d)           If the Company and StartEngine determine that the offering will not proceed, then the Escrow Agent will promptly return the funds to the investors without interest.

6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants and covenants to StartEngine that1:

(a)           The Company will file with the Securities and Exchange Commission (the “Commission”) an offering statement on Form 1-A (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date for such part, including any Offering Circular and all exhibits to such offering statement, the “Offering Statement”) relating to the Shares pursuant to Regulation A as promulgated under the Securities Act of 1933, as amended (the “Act”), and the other applicable rules, orders and regulations (collectively referred to as the “Rules and Regulations”) of the Commission promulgated under the Act. As used in this Agreement:

1 To be updated upon due diligence review; additional provisions may be added.

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(1)             “Final Offering Circular” means the offering circular relating to the public offering of the Shares as filed with the Commission pursuant to Rule 253(g)(2) of Regulation A of the Rules and Regulations, as amended and supplemented by any further filings under Rule 253(g)(2);

(2)             “Preliminary Offering Circular” means the offering circular relating to the Shares included in the Offering Statement pursuant to Regulation A of the Rules and Regulations in the form on file with the Commission on the Qualification Date;

(3)             “Qualification Date” means the date as of which the Offering Statement was or will be qualified with the Commission pursuant to Regulation A, the Act and the Rules and Regulations; and

(4)             “Testing-the-Waters Communication” means any website post, broadcast or cable radio or internet communication, email, social media post, video or written communication with potential investors undertaken in reliance on Rule 255 of the Rules and Regulations.

(b)           The Offering Statement will be filed with the Commission in accordance with the Act and Regulation A of the Rules and Regulations; no stop order of the Commission preventing or suspending the qualification or use of the Offering Statement, or any amendment thereto, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.

(c)           The Offering Statement, at the time it becomes qualified, and as of each Closing Date,will conform in all material respects to the requirements of Regulation A, the Act and the Rules and Regulations.

(d)           The Offering Statement, at the time it becomes qualified and as of each Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)           The Preliminary Offering Circular will not, as of its date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Preliminary Offering Circular as provided by StartEngine in Section 10(ii).

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(f)            The Final Offering Circular will not, as of its date and on each Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Final Offering Circular as provided by StartEngine in Section 10(ii).

(g)           Each Testing-the-Waters Communication, if any, when considered together with the Final Offering Circular or Preliminary Offering Circular, as applicable, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Preliminary Offering Circular as provided by StartEngine in Section 10(ii).

(h)           As of each Closing Date, the Company will be duly organized and validly existing as a Corporation in good standing under the laws of the State of Delaware. The Company has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Offering Statement and the Final Offering Circular. The Company is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on or affecting the business, prospects, properties, management, financial position, stockholders’ equity, or results of operations of the Company (a “Material Adverse Effect”). Complete and correct copies of the certificate of incorporation and of the bylaws of the Company and all amendments thereto have been made available to StartEngine, and no changes therein will be made subsequent to the date hereof and prior to any Closing Date except as disclosed in the Offering Statement.

(i)            The Company has no subsidiaries, nor does it own a controlling interest in any entity other than those entities set forth on Schedule 2 to this Agreement (each a “Subsidiary” and collectively the “Subsidiaries”). Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation. Each Subsidiary is duly qualified and in good standing as a foreign company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not be reasonably expected to have a Material Adverse Effect. All of the shares of issued capital stock of each corporate subsidiary, and all of the share capital, membership interests and/or equity interests of each subsidiary that is not a corporation, have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders’ agreement, proxy, voting trust or other defect of title whatsoever.

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(j)            The Company is organized in, and its principal place of business is in, the United States.

(k)           The Company is not subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act and has not been subject to an order by the Commission denying, suspending, or revoking the registration of any class of securities pursuant to Section 12(j) of the Exchange Act that was entered within five years preceding the date the Offering Statement was originally filed with the Commission

(l)            The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not a development stage company or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.

(m)          Neither the Company, nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or other officer of the Company participating in the offering, nor any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(n)           The Company is not a “foreign private issuer,” as such term is defined in Rule 405 under the Act.

(o)           The Company has full legal right, power and authority to enter into this Agreement, the Escrow Agreement and the agreement with StartEngine Secure, LLC and perform the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreement each have been or will be authorized and validly executed and delivered by the Company and are or will be each a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(p)           The issuance and sale of the Shares have been duly authorized by the Company, and, when issued and paid for in accordance with the Investor Subscription Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The Shares, when issued, will conform to the description thereof set forth in the Final Offering Circular in all material respects.

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(q)           The Company has not authorized anyone other than the management of the Company and StartEngine to engage in Testing-the-Waters Communications. The Company reconfirms that StartEngine have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communications other than those listed on Schedule 1 hereto.

(r)            The financial statements and the related notes included in the Offering Statement and the Final Offering Circular present fairly, in all material respects, the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with United States generally accepted accounting principles (“GAAP”), except as may be stated in the related notes thereto. No other financial statements or schedules of the Company, any Subsidiary or any other entity are required by the Act or the Rules and Regulations to be included in the Offering Statement or the Final Offering Circular. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(s)           BF Borgers CPA PC (the “Accountants”), who have reported on the financial statements and schedules described in Section 6(r), are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations. The financial statements of the Company and the related notes and schedules included in the Offering Statement and the Final Offering Circular comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

(t)            Since the date of the most recent financial statements of the Company included or incorporated by reference in the Offering Statement and the most recent Preliminary Offering Circular and prior to the Closing and any Subsequent Closing, other than as described in the Final Offering Circular (A) there has not been and will not have been any change in the capital stock of the Company or long-term debt of the Company or any Subsidiary or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, or any Material Adverse Effect, or any development that would reasonably be expected to result in a Material Adverse Effect; and (B) neither the Company nor any Subsidiary has sustained or will sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Statement and the Final Offering Circular.

(u)           Since the date as of which information is given in the most recent Preliminary Offering Circular, neither the Company nor any Subsidiary has entered or will before the Closing or any Subsequent Closing enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has any plans to do any of the foregoing.

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(v)           The Company and each Subsidiary has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Offering Statement or the Final Offering Circular as being owned by them, in each case free and clear of all liens, encumbrances and claims except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Offering Statement or the Final Offering Circular as being leased by the Company or any Subsidiary that is material to the business of the Company and its Subsidiaries taken as a whole is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(w)          There are no legal, governmental or regulatory actions, suits or proceedings pending, either domestic or foreign, to which the Company is a party or to which any property of the Company is the subject, nor are there, to the Company’s knowledge, any threatened legal, governmental or regulatory investigations, either domestic or foreign, involving the Company or any property of the Company that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(x)            The Company and each Subsidiary has, and at each Closing Date will have, (1) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not be reasonably expected to have a Material Adverse Effect, and (2) performed all its obligations required to be performed, and is not, and at each Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected and, to the Company’s knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder. The Company and its Subsidiaries are not in violation of any provision of their organizational or governing documents.

(y)           The Company has obtained all authorization, approval, consent, license, order, registration, exemption, qualification or decree of any court or governmental authority or agency or any sub-division thereof that is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares under this Agreement or the consummation of the transactions contemplated by this Agreement as may be required under federal, state, local and foreign laws, the Act or the rules and regulations of the Commission thereunder, state securities or Blue Sky laws, and the rules and regulations of FINRA.

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(z)            There is no actual or, to the knowledge of the Company, threatened, enforcement action or investigation by any governmental authority that has jurisdiction over the Company, and the Company has received no notice of any pending or threatened claim or investigation against the Company that would provide a legal basis for any enforcement action, and the Company has no reason to believe that any governmental authority is considering such action.

(aa)         Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any contract or other agreement to which the Company or any Subsidiary may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, except such conflicts, breaches or defaults as may have been waived or would not, in the aggregate, be reasonably expected to have a Material Adverse Effect; nor will such action result in any violation, except such violations that would not be reasonably expected to have a Material Adverse Effect, of (1) the provisions of the organizational or governing documents of the Company or any Subsidiary, or (2) any statute or any order, rule or regulation applicable to the Company or any Subsidiary or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any Subsidiary.

(bb)         There is no document or contract of a character required to be described in the Offering Statement or the Final Offering Circular or to be filed as an exhibit to the Offering Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been authorized, executed and delivered by the Company or any Subsidiary, and constitute valid and binding agreements of the Company or any Subsidiary, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability. None of these contracts have been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination.

(cc)         The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company’s Common Stock.

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(dd)         Other than as previously disclosed to StartEngine in writing, the Company, or any person acting on behalf of the Company, has not and, except in consultation with StartEngine, will not publish, advertise or otherwise make any announcements concerning the distribution of the Shares, and has not and will not conduct road shows, seminars or similar activities relating to the distribution of the Shares nor has it taken or will it take any other action for the purpose of, or that could reasonably be expected to have the effect of, preparing the market, or creating demand, for the Shares.

(ee)          No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Offering Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Offering Statement.

(ff)          No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors.

(gg)        The Company and each of its Subsidiaries: (i) are and have been in material compliance with all laws, to the extent applicable, and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company and its subsidiaries except for such non-compliance as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) have not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Agency or third party alleging that any product operation or activity is in material violation of any laws and has no knowledge that any such Regulatory Agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and (iii) are not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority.

(hh)        The business and operations of the Company, and each of its Subsidiaries, have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction (“Environmental Laws”), and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

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(ii)           There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials (as defined below) by or caused by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(jj)           The Company and its Subsidiaries own, possess, license or have other adequate rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s and each of its Subsidiary’s business as now conducted (collectively, the “Intellectual Property”), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not result in a Material Adverse Effect. Except as set forth in the Final Offering Circular: (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company or its Subsidiaries; (b) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries; (c) the Company is not aware of any defects in the preparation and filing of any of patent applications within the Intellectual Property; (d) to the knowledge of the Company, the patents within the Intellectual Property are being maintained and the required maintenance fees (if any) are being paid; (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; (f) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope or enforceability of any such Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; and (g) there is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company’s or any of its Subsidiaries’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and its Subsidiaries are unaware of any other fact which would form a reasonable basis for any such claim. To the knowledge of the Company, no opposition filings or invalidation filings have been submitted which have not been finally resolved in connection with any of the Company’s patents and patent applications in any jurisdiction where the Company has applied for, or received, a patent.

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(kk)         Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary (1) has timely filed all federal, state, provincial, local and foreign tax returns that are required to be filed by such entity through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from the Company, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (B) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company is there any proposed additional tax assessments against the Company or any Subsidiary which could have, individually or in the aggregate, a Material Adverse Effect. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable by or on behalf of StartEngine to any foreign government outside the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax in connection with (i) the issuance, sale and delivery of the Shares by the Company; (ii) the purchase from the Company, and the initial sale and delivery of the Shares to purchasers thereof; or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(ll)           On each Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be issued and sold on such Closing Date will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(mm)       The Company and its Subsidiaries are insured with insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, each Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company or its Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.

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(nn)         Neither the Company nor its Subsidiaries, nor any director, officer, agent or employee of either the Company or any Subsidiary has directly or indirectly, (1) made any unlawful contribution to any federal, state, local and foreign candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal, state, local and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(oo)        The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp)         Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations (“EAR”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the EAR.

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(qq)        The Company has not distributed and, prior to the later to occur of the last Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than each Preliminary Offering Circular and the Final Offering Circular, or such other materials as to which StartEngine shall have consented in writing.

(rr)          Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees, directors or independent contractors of the Company or its Subsidiaries, or under which the Company or any of its Subsidiaries has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(ss)         No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other, which would be required to be disclosed in the Offering Statement, the Preliminary Offering Circular and the Final Offering Circular and is not so disclosed.

(tt)          The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission or that would fail to come within the safe harbor for integration under Regulation A.

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(uu)         Except as set forth in this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or StartEngine for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

(vv)         To the knowledge of the Company, there are no affiliations with FINRA among the Company’s directors, officers or any five percent or greater stockholder of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Offering Statement.

(ww)       There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not directly or indirectly, including through its Subsidiaries, extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of their respective related interests, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Offering Statement. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described or filed as an exhibit to in the Offering Statement, the Preliminary Offering Circular or the Final Offering Circular and is not so described.

7. AGREEMENTS OF THE COMPANY.

(a)           The Company will file the Final Offering Circular, subject to the prior approval of StartEngine, pursuant to Rule 253 and Regulation A, within the prescribed time period.

(b)           Upon effectiveness of this agreement, the Company will not, during such period as the Final Offering Circular would be required by law to be delivered in connection with sales of the Shares in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rules 251 and 254 under the Act or any similar rule(s)), file any amendment or supplement to the Offering Statement or the Final Offering Circular unless a copy thereof shall first have been submitted to StartEngine within a reasonable period of time prior to the filing thereof and StartEngine shall not have reasonably objected thereto in good faith.

(c)           The Company will notify StartEngine promptly, and will, if requested, confirm such notification in writing: (1) when any amendment or supplement to the Offering Statement is filed; (2) of any request by the Commission for any amendments to the Offering Statement or any amendment or supplements to the Final Offering Circular or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the qualification of the Offering Statement or the Final Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; and (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Offering Statement, the Preliminary Offering Circular or the Final Offering Circular untrue in any material respect or that requires the making of any changes in the Offering Statement, the Preliminary Offering Circular or the Final Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading. If the Company has omitted any information from the Offering Statement, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Regulation A, the Act and the Rules and Regulations and to notify StartEngine promptly of all such filings.

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(d)           If, at any time when the Final Offering Circular relating to the Shares is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Final Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to StartEngine, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Offering Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to StartEngine, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to StartEngine, at any time to amend or supplement the Final Offering Circular or the Offering Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify StartEngine and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Final Offering Circular that corrects such statement and/or omission or effects such compliance. The Company consents to the use of the Final Offering Circular or any amendment or supplement thereto by StartEngine, and StartEngine agrees to provide to each Investor, prior to the Closing and, as applicable, any Subsequent Closing, a copy of the Final Offering Circular and any amendments or supplements thereto.

(e)           If at any time following the distribution of any Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company has or will promptly notify StartEngine in writing and has or will promptly amend or supplement and recirculate, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(j)            The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Final Offering Circular under the caption “Use of Proceeds.”

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8. EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by StartEngine, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation and filing of the Offering Statement (including each and every amendment thereto) and exhibits thereto, each Preliminary Offering Circular, the Final Offering Circular and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (ii) the preparation and delivery of certificates representing the Shares (if any), (iii) any filings required to be made by StartEngine with FINRA, including filing fees (to be paid prior to filing with FINRA), and the fees, disbursements and other charges of counsel for StartEngine in connection therewith, and in connection with any required review by FINRA, (iv) notice filing requirements under the securities or Blue Sky laws, (v) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Investors and (vi) the fees and expenses of the Escrow Agent. The maximum amount of counsel fees to be reimbursed under this provision will be $30,000.00.

9. CONDITIONS OF THE OBLIGATIONS OF STARTENGINE. The obligations of StartEngine hereunder are subject to the following conditions:

(i)            No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (b) no order suspending the effectiveness of the Offering Statement shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (c) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (d) after the date hereof no amendment or supplement to the Offering Statement or the Final Offering Circular shall have been filed unless a copy thereof was first submitted to StartEngine and StartEngine did not object thereto in good faith, and StartEngine shall have received certificates of the Company, dated as of the Closing Date (and at the option of StartEngine, any Subsequent Closing Date) and signed by the Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (a), (b) and (c).

(ii)           Since the respective dates as of which information is given in the Offering Statement and the Final Offering Circular, (a) there shall not have been a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Offering Statement and the Final Offering Circular and (b) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Offering Statement and the Final Offering Circular, if in the reasonable judgment of StartEngine any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors as contemplated hereby.

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(iii)          Since the respective dates as of which information is given in the Offering Statement and the Final Offering Circular, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of StartEngine, would reasonably be expected to have a Material Adverse Effect.

(iv)          Each of the representations and warranties of the Company contained herein shall be true and correct as of each Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(v)           At the Closing, and at any Subsequent Closing at the option of StartEngine, there shall be furnished to StartEngine a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to StartEngine to the effect that each signer has carefully examined the Offering Statement, the Final Offering Circular, and that to each of such person’s knowledge:

(a)              As of the date of each such certificate, (x) the Offering Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Final Offering Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (2) no event has occurred as a result of which it is necessary to amend or supplement the Final Offering Circular in order to make the statements therein not untrue or misleading in any material respect.

(b)              Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.

(c)              Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

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(d)              No stop order suspending the qualification of the Offering Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(e)              Subsequent to the date of the most recent financial statements in the Offering Statement and in the Final Offering Circular, there has been no Material Adverse Effect.

(vi)          FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

10. INDEMNIFICATION.

(i)            The Company shall indemnify and hold harmless StartEngine, each selling group participant, and each of their directors, officers, employees and agents and each person, if any, who controls StartEngine or such selling group participant within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (whether or not such Indemnified Party is a party thereto)), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (a) any untrue statement or alleged untrue statement made by the Company in Section 6 of this Agreement, (b) any untrue statement or alleged untrue statement of any material fact contained in (1) any Preliminary Offering Circular, the Offering Statement or the Final Offering Circular or any amendment or supplement thereto, (3) any Testing-the-Waters Communication or (4) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed with the Commission or any securities association or securities exchange (each, an “Application”), or (c) the omission or alleged omission to state in any Preliminary Offering Circular, the Offering Statement, the Final Offering Circular, or any Testing-the-Waters Communication, or any amendment or supplement thereto, or in any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information furnished to the Company by any Indemnified Party through StartEngine expressly for inclusion in the Offering Statement, any Preliminary Offering Circular, the Final Offering Circular, or Testing-the-Waters Communication, or in any amendment or supplement thereto or in any Application, it being understood and agreed that the only such information furnished by any Indemnified Party consists of the information described as such in subsection (ii) below. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

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(ii)           StartEngine will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based solely upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of or are based solely upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by StartEngine expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that, for all purposes under this Agreement, the statements set forth in under the caption “Plan of Distribution” in any Preliminary Offering Circular and the Final Offering Circular constitute the only information relating to StartEngine furnished in writing to the Company by StartEngine expressly for inclusion in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular.

(iii)          Promptly after receipt by an Indemnified Party under subsection (i) or (ii) above of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under such subsection. In case any such action shall be brought against any Indemnified Party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

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(iv)          If the indemnification provided for in this Section 10 is unavailable or insufficient to hold harmless an Indemnified Party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and StartEngine on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under subsection (iii) above, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and StartEngine on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and StartEngine on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the Fee received by StartEngine. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or StartEngine on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and StartEngine agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), each StartEngine will not be required to contribute any amount in excess of the Fee received by such StartEngine. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

11. TERMINATIONS.

(i)            Either party may terminate this Agreement at any time by written notice to the other party. The Services and Fees are non-refundable. Any unpaid fees to StartEngine for uncleared investors are due immediately upon termination.

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(ii)           The obligations of StartEngine under this Agreement may be terminated at any time prior to the initial Closing Date, by notice to the Company from such StartEngine, without liability on the part of StartEngine to the Company if, prior to delivery and payment for the Shares, in the sole judgment of StartEngine: (a) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of StartEngine, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of StartEngine, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (b) there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, such as to make it, in the judgment of StartEngine, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (c) trading on the New York Stock Exchange, Inc., NYSE American or NASDAQ Stock Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (d) a banking moratorium has been declared by any state or Federal authority; or (e) in the judgment of StartEngine, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Circular, any Material Adverse Effect of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business;

(iii)          If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Sections 8 and 10 hereof.

12. NOTICES. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (i) if to the Company, at [address], Attention: [name], or (ii) if to StartEngine to 8687 Melrose Ave 7th Floor - Green, Los Angeles, CA 90069, Attention: Howard Marks. Any such notice shall be effective only upon receipt. Any notice under Section 12 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

13. SURVIVAL. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and StartEngine set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, StartEngine or any controlling person referred to in Section 10 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 7, 8 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

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14. SUCCESSORS. This Agreement shall inure to the benefit of and shall be binding upon StartEngine, the Company and their respective successors, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 10(i) and (iv) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of StartEngine and any person or persons who control such StartEngine within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 10(ii) and (iv) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Offering Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares shall be deemed a successor because of such purchase.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the California Courts, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the California Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

16. ACKNOWLEDGEMENT. The Company acknowledges and agrees that StartEngine is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby. Additionally, StartEngine is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether StartEngine has advised or is advising the Company on other matters). The Company has conferred with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and StartEngine shall have no responsibility or liability to the Company or any other person with respect thereto. The StartEngine advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company’s securities. Any review by StartEngine of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of StartEngine and shall not be on behalf of, or for the benefit of, the Company.

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17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth below.

Jet Token Inc.

By:	/s/ Michael D Winston
Name: Michael D. Winston, CFA
Title: Executive Chairman

Accepted as of the date hereof:

STARTENGINE PRIMARY, LLC

By:	/s/ Howard Marks
Name: Howard Marks
Title: CEO

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SCHEDULE 1

[NONE]

26

SCHEDULE 2

SUBSIDIARIES

[NONE]

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APPENDIX A

WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

Jet Token Inc.

Initial Warrant Shares: 1,666,667	Initial Exercise Date: December 31st, 2019

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, StartEngine Primary, LLC or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the earlier of the 3 year anniversary of the Initial Exercise Date and December 31st, 2022 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Jet Token Inc., a Delware corporation (the “Company”), up to 1,666,667 shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s common stock (“Common Stock”); The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.              Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Going Public Date” Such first date whereby the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act or the Common Stock is qualified under Regulation A.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Liquidity Event” shall mean any one of the following events has occurred: (a) an initial underwritten public offering of Common Stock by a nationally recognized underwriter pursuant to a registration Statement filed in accordance with the Securities Act and pursuant to which at least, $30,000,000 in gross proceeds is raised for the benefit of the Company and pursuant to which the Holder has the right to include the Warrant Shares for inclusion in such offering or (b) a Fundamental Transaction with a valuation to the Company of at least $50,000,000 pursuant to which the Holder has the right to put this Warrant back to the Company for cash equal to the Black Scholes Value pursuant to Section 3(e).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transfer Agent” means StartEngine Secure LLC, the current transfer agent of the Company, with a mailing address of 8687 Melrose Ave 7th Floor - Green, Los Angeles, CA 90069and any successor transfer agent of the Company.

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“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

Section 2.              Exercise.

a)            Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise form annexed hereto. Within three Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within three (3) Business Days of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)            Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.302, subject to adjustment hereunder (the “Exercise Price”).

c)            Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering for sale or resale the Warrant Shares, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

2           100% of the issue price paid by investors.

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(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares.  The Company agrees not to take any position contrary to this Section 2(c).

d)            Mechanics of Exercise.

i.              Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate or appropriate notation in the records kept by the Company’s transfer agent, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is three Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid.

ii.             Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.            Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

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iv.            Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. Following the Going Public Date, in addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v.            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.           Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

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vii.           Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)            Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3.              Certain Adjustments.

a)            Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) or Section 2(f) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) or Section 2(f) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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b)            Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

c)            Notice to Holder.

i.          Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.         Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.              Transfer of Warrant.

a)            Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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b)            New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)             Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)            Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provides to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer of this Warrant does not require registration under the Securities Act.

e)            Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

f)             Lock-up. Notwithstanding the foregoing provisions of this Section 4, the Warrant and Warrant Shares may shall not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of qualification or commencement of sales of the public offering pursuant to which the Warrants were issued, except as provided in FINRA Rule 5110(g)(2).

Section 5.              Miscellaneous.

a)            No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b)            Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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c)             Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)            Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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e)             Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in the City of New York, of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

f)             Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)            Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)            Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above Attention: Jet Token Inc.,10845 Griffith Peak Dr. Suite 200, Las Vegas, NV 89135, facsimile number +1-650-716-5004, email address contact@jettoken.com, or such other facsimile number, email address or address as the Company may specify for such purposes by notice to the Holders. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Company, or if no such facsimile number or address appears on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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i)             Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)             Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)            Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)             Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)           Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)            Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

o)            Piggyback Registration Rights. If, at any time after the date hereof and prior to THREE YEARS AFTER QUALIFICATION OF REG A OFFERING, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, the Company shall send to the Holder a written notice of such determination and if, within 15 calendar days after the date of such notice, the Holder (or any permitted successor or assign) shall so request in writing, the Company shall include in such registration statement all or any part of the Warrant Shares that such Holder requests to be registered. Further, in the event that the offering is a firm-commitment underwritten offering, the Company may exclude the Warrant Shares if so requested in writing by the lead underwriter of such offering. In the case of inclusion in a firm-commitment underwritten offering, the Holders must sell their Warrant Shares on the same terms set by the underwriters for shares of Common Stock to be sold for the account of the Company.

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********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Jet Token Inc.

By:
Name: Michael D. Winston, CFA
Title: Executive Chairman

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NOTICE OF EXERCISE

TO:        __________________

(1)           The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)           Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)           Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

___________________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

___________________________________

___________________________________

___________________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

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ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated: ______________, _______

Holder’s Signature:	_____________________________

Holder’s Address:	_____________________________

_____________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

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